Exhibit 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Saks Incorporated (formerly Proffitt's, Inc.) on Form S-8 of our report dated June 12, 1998, on our audit of the financial statements of the Saks Fifth Avenue Retirement Savings Plan (the "Plan") as of December 31, 1997 and for the year then ended, which report is included in the Plan's Annual Report on Form 11-K/A.


                                   /s/ PricewaterhouseCoopers LLP

                                   PricewaterhouseCoopers LLP


New York, New York
November 2, 1998